EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors of
AlphaNet Solutions, Inc.

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 26, 1998 appearing on page F-2 of AlphaNet Solutions, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997.

PRICE WATERHOUSE LLP
Florham Park, New Jersey
June 29, 1998